Exhibit 99.1

Investor Contact: Mark Melnyk 407-613-3327 mark.melnyk@hgv.com	Media Contact: Lauren George 407-613-8431 lauren.george@hgv.com
FOR IMMEDIATE RELEASE
Hilton Grand Vacations Reports Record Second Quarter 2022 Results
ORLANDO, Fla. (Aug. 9, 2022) – Hilton Grand Vacations Inc. (NYSE: HGV) (“HGV” or “the Company”) today reports its second quarter 2022 results.
Second Quarter 2022 Results1
•Total contract sales in the second quarter were $617 million, 105% of pro-forma combined Q2 2019 contract sales.
•Member count increased for the eighth straight quarter. Net Owner Growth (NOG) for the Legacy-HGV business for the 12 months ended June 30, 2022, was 3.2%, and Diamond added over 1,400 net new members in the quarter.
•Total revenues for the second quarter were $948 million compared to $334 million for the same period in 2021.
◦Total revenues were affected by a net deferral of $10 million in the current period compared to a deferral of $42 million in the same period in 2021.
•Net income for the second quarter was $73 million compared to $9 million net income for the same period in 2021.
◦Net income was affected by a net deferral of $4 million in the current period compared to a net deferral of $22 million in the same period in 2021.
◦Net income includes a charge of $16 million related to litigation settlements incurred in the second quarter, which has been excluded from Adjusted EBITDA.
•Diluted EPS for the second quarter was $0.60 compared to $0.10 for the same period in 2021.
◦Diluted EPS was affected by a net deferral of $4 million in the current period compared to a net deferral of $22 million in the same period in 2021, or $(0.03) and $(0.25) per share in the current period and the same period in 2021, respectively.
•Adjusted EBITDA for the second quarter was $273 million compared to $70 million for the same period in 2021.
◦Adjusted EBITDA was affected by a net deferral of $4 million in the current period compared to a net deferral of $22 million in the same period in 2021.

Full Year 2022 Outlook
•The Company is reiterating its 2022 guidance for Deferral Adjusted EBITDA to be in a range of $960 million to $990 million.
“Building upon the improvement we’ve seen throughout the year, we produced solid results this quarter that exceeded 2019 levels,” said Mark Wang, president and CEO of Hilton Grand Vacations. “Travel trends remain strong among consumers, and the value proposition of our offering stands out in the current economic environment. With new properties, a new brand, a new membership program, and a loyal base of owners who are committed to their future travel, we’re well-positioned to capitalize on the growth catalysts that we see ahead.”
1The Company’s current period results and prior year results include impacts related to deferrals of revenues and direct expenses related to the Sales of VOIs under construction that are recognized when construction is complete. These impacts are reflected in the sub-bullets.

Diamond Acquisition
On Aug. 2, 2021 (The "Acquisition Date"), HGV completed the acquisition of Dakota Holdings, Inc., the parent of Diamond Resorts International (the “Diamond Acquisition”). HGV completed the acquisition by exchanging 100% of the outstanding equity interests of Diamond for shares of HGV common stock. Pre-existing HGV shareholders owned approximately 72% of the combined company after giving effect of the Diamond Acquisition, with certain funds controlled by Apollo Global Management Inc. (the "Apollo Funds" or, "Apollo") and other minority shareholders, who previously owned 100% of Diamond, holding approximately 28% at the time the Diamond Acquisition was completed.
Diamond also operates in the hospitality and VOI industry, with a worldwide resort network of global vacation destinations. Diamond’s portfolio consists of resort properties that the Company manages, which are included in one of Diamond's single- and multi-use trusts (collectively, the "Diamond Collections" or "Collections"), or are Diamond-branded resorts in which the Company owns inventory. It also includes affiliated resorts and hotels, which the Company does not manage, and which do not carry the Diamond brand but are a part of Diamond's network and, through THE Club® and other Club offerings (the “Diamond Clubs”), are available for its members to use as vacation destinations.
The financial results in this report include Diamond’s results of operations beginning on the Acquisition Date. The Company refers to Diamond's business and operations that were acquired as “Legacy-Diamond” or “Diamond,” and HGV's operations as “Legacy-HGV,” which is inclusive of operations that existed both prior to and following the Diamond Acquisition.
Overview
For the quarter ended June 30, 2022, diluted EPS was $0.60 compared to $0.10 for the quarter ended June 30, 2021. Net income and Adjusted EBITDA were $73 million and $273 million, respectively, for the quarter ended June 30, 2022, compared to net income and Adjusted EBITDA of $9 million and $70 million, respectively, for the quarter ended June 30, 2021. Total revenues for the quarter ended June 30, 2022, were $948 million compared to $334 million for the quarter ended June 30, 2021.
Net income and Adjusted EBITDA for the quarter ended June 30, 2022, included a net deferral of $4 million relating to sales of intervals at Maui Bay Villas Phase IB which was under construction during the period. The Company anticipates recognizing these revenues and related expenses in the second half of 2022 when it expects to complete this project.
Consolidated Segment Highlights – Second Quarter 2022
Real Estate Sales and Financing
For the quarter ended June 30, 2022, Real Estate Sales and Financing segment revenues were $586 million, an increase of $392 million compared to the quarter ended June 30, 2021. Real Estate Sales and Financing segment Adjusted EBITDA and Adjusted EBITDA profit margin were $218 million and 37.2%, respectively, for the quarter ended June 30, 2022, compared to $45 million and 23.2%, respectively, for the quarter ended June 30, 2021. Results in the second quarter 2022 improved due to an increase in tour flow related to an improvement in travel demand versus the prior year, as well as an increase in volume per guest.
Real Estate Sales and Financing segment adjusted EBITDA reflects a reduction of $4 million due to the net deferral of sales and related expenses of VOIs under construction in the second quarter 2022. These deferrals were related sales of intervals at the Maui Bay Villas Phase IB project for the quarter ended June 30, 2022, and compare to $22 million of net deferrals related to Ocean Tower Phase II, Maui Bay Villas Phase I and The Beach Resort Sesoko Phase I projects for the quarter ended June 30, 2021.
Contract sales for the quarter ended June 30, 2022, increased $358 million to $617 million compared to the quarter ended June 30, 2021. For the quarter ended June 30, 2022, tours increased by 138% and VPG increased by 2% compared to the quarter ended June 30, 2021. For the quarter ended June 30, 2022, fee-for-service contract sales represented 29.8% of contract sales compared to 42.1% for the quarter ended June 30, 2021.
Financing revenues for the quarter ended June 30, 2022, increased by $27 million compared to the quarter ended June 30, 2021. This was driven primarily by a $23 million increase related to interest income on the timeshare financing receivables. The Company experienced an increase in the timeshare financing receivables balance along with an increase in the weighted average interest rate for the originated portfolio of 130 basis points as of June 30, 2022, compared to June 30, 2021.
Resort Operations and Club Management
For the quarter ended June 30, 2022, Resort Operations and Club Management segment revenue was $124 million, an increase of $76 million compared to the quarter ended June 30, 2021. Resort Operations and Club Management segment Adjusted EBITDA and Adjusted EBITDA profit margin were $119 million and 39.3%, respectively, for the quarter ended June 30, 2022, compared to $61 million and 57.0%, respectively, for the quarter ended June 30, 2021. Compared to the prior-year period, results in the second quarter 2022 increased due to the addition of Diamond's resort network and member base, along with an increase in the number of transactions compared to the same period in 2021, which more than offset the increases in segment operating expenses.
Inventory
The estimated value of the Company’s total contract sales pipeline is approximately $12 billion at current pricing.
The total pipeline includes approximately $6 billion of sales relating to inventory that is currently available for sale at open or soon-to-open projects. The remaining approximately $6 billion of sales is related to inventory at new or existing projects that will become available for sale in the future upon registration, delivery or construction.
Owned inventory represents 84% of the Company’s total pipeline. Approximately 52% of the owned inventory pipeline is currently available for sale.
Fee-for-service inventory represents 16% of the Company’s total pipeline. Approximately 44% of the fee-for-service inventory pipeline is currently available for sale.
With 24% of the pipeline consisting of just-in-time inventory and 16% consisting of fee-for-service inventory, capital-efficient inventory represents 40% of the Company’s total contract sales pipeline.
Balance Sheet and Liquidity
Total cash and cash equivalents were $666 million as of June 30, 2022, including $292 million of restricted cash.
As of June 30, 2022, the Company had $2,787 million of corporate debt, net outstanding with a weighted average interest rate of 4.81% and $1,024 million of non-recourse debt, net outstanding with a weighted average interest rate of 3.34%.
As of June 30, 2022, the Company’s liquidity position consisted of $374 million of unrestricted cash and $824 million remaining borrowing capacity under the revolver facility.
As of June 30, 2022, HGV has $874 million remaining borrowing capacity in total under the Timeshare Facility and conduit facility due in 2023. Of this amount, HGV has $242 million of mortgage notes that are available to be securitized and another $225 million of mortgage notes that the Company expects will become eligible as soon as they meet typical milestones including receipt of first payment, deeding, or recording.
Free cash flow was $239 million for the quarter ended June 30, 2022, compared to $22 million for the same period in the prior year. Adjusted free cash flow was $103 million for the quarter ended June 30, 2022, compared to $(13) million for the same period in the prior year. Adjusted free cash flow for the quarter ended June 30, 2022 includes add-backs of $17 million related to the Diamond Acquisition.
As of June 30, 2022, the Company’s total net leverage on a pro-forma trailing 12-month basis was approximately 2.12x, not giving effect to anticipated synergies. Inclusive of anticipated synergies, HGV was at 2.01x total net leverage on a pro-forma trailing 12-month basis.

Total Construction Deferrals and/or Recognitions Included in Results Reported Under Accounting Standards Codification Topic 606 (“ASC 606”)
The Company’s Adjusted EBITDA as reported under ASC 606 includes construction-related recognitions and deferrals of revenues and related expenses as detailed in Table T-1. Under ASC 606, the Company defers revenues and related expenses pertaining to sales at projects that occur during periods when that project is under construction until the period when construction is completed.

T-1
NET CONSTRUCTION DEFERRAL ACTIVITY
(in millions)

	2022
NET CONSTRUCTION DEFERRAL ACTIVITY	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs (deferrals) recognitions	$(42)	$(10)	$—	$—	$(52)
Cost of VOI sales (deferrals) recognitions(1)	(13)	(5)	—	—	(18)
Sales and marketing expense (deferrals) recognitions	(7)	(1)	—	—	(8)
Net construction (deferrals) recognitions(2)	$(22)	$(4)	$—	$—	$(26)

Net income	$51	$73	$—	$—	$124
Interest expense	33	35	—	—	68
Income tax expense	20	41	—	—	61
Depreciation and amortization	60	64	—	—	124
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	—	—	—	—
EBITDA	164	213	—	—	377
Other (gain) loss, net	(1)	2	—	—	1
Share-based compensation expense	11	15	—	—	26
Impairment expense (reversal)	3	(3)	—	—	—
Acquisition and integration-related expense	13	17	—	—	30
Other adjustment items(3)	12	29	—	—	41
Adjusted EBITDA	$202	$273	$—	$—	$475

NET CONSTRUCTION DEFERRAL ACTIVITY
(CONTINUED, in millions)

	2021
NET CONSTRUCTION DEFERRAL ACTIVITY	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs (deferrals) recognitions	$(32)	$(42)	$241	$(34)	$133
Cost of VOI sales (deferrals) recognitions(1)	(10)	(13)	73	(12)	38
Sales and marketing expense (deferrals) recognitions	(4)	(7)	35	(5)	19
Net construction (deferrals) recognitions(2)	$(18)	$(22)	$133	$(17)	$76

Net income	$(7)	$9	$99	$75	$176
Interest expense	15	17	42	31	105
Income tax (benefit) expense	(6)	3	49	47	93
Depreciation and amortization	11	12	48	55	126
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	1	—	—	—	1
EBITDA	14	41	238	208	501
Other loss, net	1	1	20	4	26
Share-based compensation expense	4	14	14	16	48
Impairment expense	1	—	1	—	2
Acquisition and integration-related expense	15	14	54	23	106
Other adjustment items(3)	7	—	13	13	33
Adjusted EBITDA	$42	$70	$340	$264	$716
(1)Includes anticipated Costs of VOI sales related to inventory associated with Sales of VOIs under construction that will be acquired once construction is complete.
(2)The table represents deferrals and recognitions of Sales of VOIs revenue and direct costs for properties under construction.
(3)Includes costs associated with restructuring, one-time charges and other non-cash items. This amount also includes the amortization of premiums resulting from purchase accounting for the periods subsequent to the Diamond Acquisition.

Conference Call
Hilton Grand Vacations will host a conference call on Aug. 9, 2022, at 11 a.m. (ET) to discuss second quarter results.
To access the live teleconference, please dial 1-877-407-0784 in the U.S./Canada (or +1-201-689-8560 internationally) approximately 15 minutes prior to the teleconference’s start time. A live webcast will also be available by logging onto the HGV Investor Relations website at https://investors.hgv.com.
In the event of audio difficulties during the call on the toll-free number, participants are advised that accessing the call using the +1-201-689-8560 dial-in number may bypass the source of audio difficulties.
A replay will be available within 24 hours after the teleconference’s completion through Aug. 16, 2022. To access the replay, please dial 1-844-512-2921 in the U.S. (+1-412-317-6671 internationally) using ID#13726010. A webcast replay and transcript will also be available within 24 hours after the live event at https://investors.hgv.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements convey management’s expectations as to the future of HGV, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time HGV makes such statements. Forward-looking statements include all statements that are not historical facts, may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” predicts,” “intends,” “plans,” “estimates,” “anticipates” “future,” “guidance,” “target,” or the negative version of these words or other comparable words, although not all forward-looking statements may contain such words. The forward-looking statements contained in this press release include statements related to HGV's revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance and other anticipated future events and expectations that are not historical facts.
HGV cautions you that forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond HGV’s control, that may cause its actual results, performance or achievements to be materially different from the future results. Any one or more of these risks or uncertainties could adversely impact HGV’s operations, revenue, operating profits and margins, key business operational metrics, financial condition and/or credit rating.
For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HGV’s most recent Annual Report on Form 10-K filed with the SEC on March 1, 2022, as supplemented and updated by the risk factors in HGV's Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, which may be further updated from time to time in HGV’s quarterly reports, current reports and other filings HGV makes with the SEC.
HGV’s forward-looking statements speak only as of the date of this communication or as of the date they are made. HGV disclaims any intent or obligation to update any “forward looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Non-GAAP Financial Measures
The Company refers to certain non-GAAP financial measures in this press release, including EBITDA, Adjusted EBITDA, EBITDA profit margin, Adjusted EBITDA profit margin, free cash flow and adjusted free cash flow. Please see the tables in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.

The Company refers to Deferral Adjusted EBITDA guidance, which does not take into account any future deferrals of revenues and direct expenses related to the sales of VOIs under construction that are recognized, only on a non-GAAP basis, as the quantification of reconciling items to the most directly comparable U.S. GAAP financial measure is not readily available without unreasonable effort due to uncertainties associated with the timing and amount of such items. These items may create a material difference between the non-GAAP and comparable U.S. GAAP results.

About Hilton Grand Vacations Inc.
Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. As one of Hilton’s 18 premier brands, Hilton Grand Vacations has a reputation for delivering a consistently exceptional standard of service, and unforgettable vacation experiences for guests and more than 720,000 owners. Membership with the Company provides best-in-class programs, exclusive services and maximum flexibility for our Members around the world. For more information, visit www.hiltongrandvacations.com.
HILTON GRAND VACATIONS INC.
DEFINITIONS
EBITDA and Adjusted EBITDA
EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income (loss), before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization.
Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) other gains, including asset dispositions and foreign currency transactions; (ii) debt restructurings/retirements; (iii) non-cash impairment losses; (iv) share-based and other compensation expenses; and (v) other items, including but not limited to costs associated with acquisitions, restructuring, amortization of premiums and discounts resulting from purchase accounting, and other non-cash and one-time charges.
EBITDA profit margin, presented herein, represents EBITDA, as previously defined, divided by total revenues. Adjusted EBITDA profit margin, presented herein, represents Adjusted EBITDA, as previously defined, divided by total revenues.
EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
HGV believes that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•EBITDA and Adjusted EBITDA do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;
•EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;
•EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•EBITDA and Adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•EBITDA and Adjusted EBITDA do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized; and
•EBITDA and Adjusted EBITDA may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.
Free Cash Flow and Adjusted Free Cash Flow
Free Cash Flow represents cash from operating activities less non-inventory capital spending.
Adjusted Free Cash Flow represents free cash flow further adjusted to exclude net non-recourse debt activities and other one-time adjustment items including, but not limited to, costs associated with acquisitions.
We consider Free Cash Flow and Adjusted Free Cash Flow to be liquidity measures not recognized under U.S. GAAP that provides useful information to both management and investors about the amount of cash generated by operating activities that can be used for investing and financing activities, including strategic opportunities and debt service. We do not believe these non-GAAP measures to be a representation of how we will use excess cash.
Real Estate Metrics
Contract sales represents the total amount of VOI products (fee-for-service, just-in-time, developed, and points-based) under purchase agreements signed during the period where we have received a down payment of at least 10 percent of the contract price. Contract sales differ from revenues from the Sales of VOIs, net that we report in our condensed consolidated statements of operations due to the requirements for revenue recognition, as well as adjustments for incentives. We consider contract sales to be an important operating measure because it reflects the pace of sales in our business and is used to manage the performance of the sales organization. While the presentation of contract sales on a combined basis (fee-for-service, just-in-time, developed, and points-based) is most appropriate for the purpose of the operating metric, additional information regarding the split of contract sales, included in “—Real Estate” below, is useful for investors who are interested in the underlying capital structures of the Company’s projects. See Note 2: Summary of Significant Accounting Policies in our consolidated financial statements included in Item 8 in our Annual Report on form 10-K for the year ended December 31, 2021, for additional information on Sales of VOIs, net.
Developed Inventory refers to VOI inventory that is sourced from projects the Company develops.
Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of third-party developers.
Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.
Points-Based Inventory refers to VOI sales that are backed by physical real estate that is contributed to a trust.
NOG or Net Owner Growth represents the year-over-year change in membership.
Real estate profit represents sales revenue less the cost of VOI sales and sales and marketing costs, net of marketing revenue. Real estate profit margin is calculated by dividing real estate profit by sales revenue. The Company considers this to be an important operating measure because it measures the efficiency of our sales and marketing spending and management of inventory costs.
Sales revenue represents Sale of VOIs, net and fee-for-service commissions and brand fees earned from the sale of fee-for-service intervals.
Fee-for-service commissions and brand fees, net represents commissions and brand fees earned from the sale of fee-for-service intervals net of related reserves.
Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.
Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing contract sales, excluding telesales, by tour flow. The Company considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

HILTON GRAND VACATIONS INC.
FINANCIAL TABLES

HILTON GRAND VACATIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	June 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Cash and cash equivalents	$374	$432
Restricted cash	292	263
Accounts receivable, net	413	302
Timeshare financing receivables, net	1,689	1,747
Inventory	1,241	1,240
Property and equipment, net	801	756
Operating lease right-of-use assets, net	60	70
Investments in unconsolidated affiliates	66	59
Goodwill	1,357	1,377
Intangible assets, net	1,358	1,441
Land and infrastructure held for sale	—	41
Other assets	481	280
TOTAL ASSETS	$8,132	$8,008
LIABILITIES AND EQUITY
Accounts payable, accrued expenses and other	$976	$673
Advanced deposits	130	112
Debt, net	2,787	2,913
Non-recourse debt, net	1,024	1,328
Operating lease liabilities	80	87
Deferred revenues	360	237
Deferred income tax liabilities	698	670
Total liabilities	6,055	6,020

Equity:
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of June 30, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 118,501,896 shares issued and outstanding as of June 30, 2022 and 119,904,001 shares issued and outstanding as of December 31, 2021	1	1
Additional paid-in capital	1,626	1,630
Accumulated retained earnings	424	357
Accumulated other comprehensive income	26	—
Total equity	2,077	1,988
TOTAL LIABILITIES AND EQUITY	$8,132	$8,008

HILTON GRAND VACATIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues
Sales of VOIs, net	$361	$76	$630	$109
Sales, marketing, brand and other fees	161	81	280	134
Financing	64	37	128	74
Resort and club management	124	48	249	93
Rental and ancillary services	171	54	307	86
Cost reimbursements	67	38	133	73
Total revenues	948	334	1,727	569
Expenses
Cost of VOI sales	65	21	105	24
Sales and marketing	284	116	527	198
Financing	22	11	41	24
Resort and club management	37	11	73	19
Rental and ancillary services	150	36	282	67
General and administrative	66	30	108	51
Acquisition and integration-related expense	17	14	30	29
Depreciation and amortization	64	12	124	23
License fee expense	32	19	57	33
Impairment (reversal) expense	(3)	—	—	1
Cost reimbursements	67	38	133	73
Total operating expenses	801	308	1,480	542
Interest expense	(35)	(17)	(68)	(32)
Equity in earnings from unconsolidated affiliates	4	4	7	6
Other loss, net	(2)	(1)	(1)	(2)
Income (loss) before income taxes	114	12	185	(1)
Income tax (expense) benefit	(41)	(3)	(61)	3
Net income	$73	$9	$124	$2
Earnings per share(1):
Basic	$0.60	$0.10	$1.03	$0.02
Diluted	$0.60	$0.10	$1.01	$0.02
Weighted average shares outstanding(2)
Basic	120,811	85,650	120,398	85,480
Diluted	122,309	86,839	122,096	86,540
(1)Earnings per share is calculated based on unrounded dollars.
(2)Presented in thousands.

HILTON GRAND VACATIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating Activities
Net income	$73	$9	$124	$2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	64	12	124	23
Amortization of deferred financing costs, acquisition premiums and other	13	4	25	10
Provision for financing receivables losses	40	12	71	28
Impairment (reversal) expense	(3)	—	—	1
Other loss, net	2	1	2	2
Share-based compensation	15	14	26	18
Deferred income tax expense	—	30	—	9
Equity in earnings from unconsolidated affiliates	(4)	(4)	(7)	(6)
Net changes in assets and liabilities:
Accounts receivable, net	34	(109)	(73)	(101)
Timeshare financing receivables, net	(41)	(1)	(52)	18
Inventory	(6)	(15)	20	(29)
Purchases and development of real estate for future conversion to inventory	—	(11)	(1)	(17)
Other assets	105	(8)	(159)	(35)
Accounts payable, accrued expenses and other	—	57	290	59
Advanced deposits	3	3	17	—
Deferred revenues	(35)	36	123	110
Net cash provided by operating activities	260	30	530	92
Investing Activities
Capital expenditures for property and equipment	(11)	(3)	(19)	(4)
Software capitalization costs	(10)	(5)	(16)	(9)
Net cash used in investing activities	(21)	(8)	(35)	(13)
Financing Activities
Issuance of debt	—	1,350	—	1,350
Issuance of non-recourse debt	247	—	402	—
Repayment of debt	(129)	(53)	(132)	(55)
Repayment of non-recourse debt	(420)	(49)	(697)	(118)
Debt issuance costs and discounts	(7)	—	(7)	(3)
Repurchase and retirement of common stock	(78)	—	(78)	—
Payment of withholding taxes on vesting of restricted stock units	—	—	(8)	(5)
Proceeds from employee stock plan purchases	2	1	2	1
Proceeds from stock option exercises	—	4	1	6
Other financing activity	—	—	(1)	(1)
Net cash used in financing activities	(385)	1,253	(518)	1,175
Effect of changes in exchange rates on cash, cash equivalents & restricted cash	(5)	—	(6)	—
Net increase (decrease) in cash, cash equivalents and restricted cash	(151)	1,275	(29)	1,254
Cash, cash equivalents and restricted cash, beginning of period	817	505	695	526
Cash, cash equivalents and restricted cash, end of period	$666	$1,780	$666	$1,780

HILTON GRAND VACATIONS INC.
FREE CASH FLOW RECONCILIATION
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$260	$30	$530	$92
Capital expenditures for property and equipment	(11)	(3)	(19)	(4)
Software capitalization costs	(10)	(5)	(16)	(9)
Free Cash Flow	$239	$22	$495	$79
Non-recourse debt activity, net	(173)	(49)	(295)	(118)
Acquisition and integration-related expense	17	14	30	29
Other adjustment items(1)	20	—	33	—
Adjusted Free Cash Flow	$103	$(13)	$263	$(10)
(1) Includes capitalized acquisition and integration-related costs for the three and six months ended June 30, 2022.

HILTON GRAND VACATIONS INC.
SEGMENT REVENUE RECONCILIATION
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Real estate sales and financing	$586	$194	$1,038	$317
Resort operations and club management	303	107	571	187
Total segment revenues	889	301	1,609	504
Cost reimbursements	67	38	133	73
Intersegment eliminations	(8)	(5)	(15)	(8)
Total revenues	$948	$334	$1,727	$569

HILTON GRAND VACATIONS INC.
SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$73	$9	$124	$2
Interest expense	35	17	68	32
Income tax expense (benefit)	41	3	61	(3)
Depreciation and amortization	64	12	124	23
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	—	—	1
EBITDA	213	41	377	55
Other loss, net	2	1	1	2
Share-based compensation expense	15	14	26	18
Impairment (reversal) expense	(3)	—	—	1
Acquisition and integration-related expense	17	14	30	29
Other adjustment items(1)	29	—	41	7
Adjusted EBITDA	$273	$70	$475	$112

Segment Adjusted EBITDA:
Real estate sales and financing(2)	$218	$45	$371	$72
Resort operations and club management(2)	119	61	220	103
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	4	4	7	7
License fee expense	(32)	(19)	(57)	(33)
General and administrative(3)	(36)	(21)	(66)	(37)
Adjusted EBITDA	$273	$70	$475	$112
Adjusted EBITDA profit margin	28.8%	21.0%	27.5%	19.7%
EBITDA profit margin	22.5%	12.3%	21.8%	9.7%
(1)Includes costs associated with restructuring, one-time charges and other non-cash items. For the three and six months ended June 30, 2022, this amount also includes the amortization of premiums resulting from the Diamond Acquisition.
(2)Includes intersegment transactions, share-based compensation, depreciation and other adjustments attributable to the segments.
(3)Excludes segment related share-based compensation, depreciation and other adjustment items.

HILTON GRAND VACATIONS INC.
REAL ESTATE SALES PROFIT DETAIL SCHEDULE
(in millions, except Tour Flow and VPG)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Tour flow	134,259	56,345	232,860	84,293
VPG	4,452	4,385	4,620	4,472
Owned contract sales mix	70.2%	57.9%	72.2%	58.5%
Fee-for-service contract sales mix	29.8%	42.1%	27.8%	41.5%

Contract sales	$617	$259	$1,126	$398
Adjustments:
Fee-for-service sales(1)	(184)	(109)	(313)	(165)
Provision for financing receivables losses	(40)	(12)	(71)	(28)
Reportability and other:
Net deferral of sales of VOIs under construction(2)	(10)	(42)	(52)	(74)
Fee-for-service sale upgrades, net	5	3	9	5
Other(3)	(27)	(23)	(69)	(27)
Sales of VOIs, net	$361	$76	$630	$109
Plus:
Fee-for-service commissions and brand fees, net	99	57	168	89
Sales revenue	460	133	798	198
Less:
Cost of VOI sales	65	21	105	24
Sales and marketing expense, net(4)	212	83	398	142
Real estate profit	$183	$29	$295	$32
Real estate profit margin	39.8%	21.8%	37.0%	16.2%

Reconciliation of fee-for-service commissions:
Sales, marketing, brand and other fees	161	81	280	134
Less:
Marketing revenue and other fees	62	24	112	45
Fee-for-service commissions and brand fees, net	$99	$57	$168	$89
(1)Represents contract sales from fee-for-service properties on which we earn commissions and brand fees.
(2)Represents the net impact of deferred revenues related to the Sales of VOIs under construction that are recognized when construction is complete.
(3)Includes adjustments for revenue recognition, including amounts in rescission and sales incentives.
(4)Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers and revenue associated with sales incentives and document compliance.

HILTON GRAND VACATIONS INC.
CONTRACT SALES MIX BY TYPE SCHEDULE

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Just-In-Time Contract Sales Mix	12%	23%	13%	25%
Fee-For-Service Contract Sales Mix	30%	42%	28%	41%
Total Capital-Efficient Contract Sales Mix(1)	42%	65%	41%	66%
(1)Diamond contract sales are related to developed properties and therefore are not included in capital efficient contract sales.

HILTON GRAND VACATIONS INC.
FINANCING PROFIT DETAIL SCHEDULE
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Interest income(1)	$54	$31	$109	$62
Other financing revenue	10	6	19	12
Financing revenue	64	37	128	74
Consumer financing interest expense(2)	8	7	15	14
Other financing expense	14	4	26	10
Financing expense	22	11	41	24
Financing profit	$42	$26	$87	$50
Financing profit margin	65.6%	70.3%	68.0%	67.6%	%
(1)For the three and six months ended June 30, 2022, this amount includes $11 million and $20 million, respectively, of amortization of the premium related to the acquired timeshare financing receivables resulting from the Diamond Acquisition.
(2)For the three and six months ended June 30, 2022, this amount includes $3 million and $6 million, respectively, of amortization of the premium related to the acquired non-recourse debt resulting from the Diamond Acquisition.

HILTON GRAND VACATIONS INC.
RESORT AND CLUB PROFIT DETAIL SCHEDULE
(in millions, except for Members and Net Owner Growth)

	Twelve Months Ended June 30,
	2022	2021
Total members	507,952	328,441
Legacy-HGV Net Owner Growth (NOG)(1)	10,412	1,631
Legacy-HGV Net Owner Growth % (NOG)(1)	3.2%	0.5%
(1) NOG is a twelve-trailing-month concept and thus not calculated for Diamond under HGV's ownership.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Club management revenue	$51	$29	$102	$56
Resort management revenue	73	19	147	37
Resort and club management revenues	124	48	249	93
Club management expense	10	5	20	10
Resort management expense	27	6	53	9
Resort and club management expenses	37	11	73	19
Resort and club management profit	$87	$37	$176	$74
Resort and club management profit margin	70.2%	77.1%	70.7%	79.6%

HILTON GRAND VACATIONS INC.
RENTAL AND ANCILLARY PROFIT DETAIL SCHEDULE
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Rental revenues	$155	$50	$279	$80
Ancillary services revenues	16	4	28	6
Rental and ancillary services revenues	171	54	307	86
Rental expenses	138	32	260	61
Ancillary services expense	12	4	22	6
Rental and ancillary services expenses	150	36	282	67
Rental and ancillary services profit	$21	$18	$25	$19
Rental and ancillary services profit margin	12.3%	33.3%	8.1%	22.1%

HILTON GRAND VACATIONS INC.
REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Sales of VOIs, net	$361	$76	$630	$109
Sales, marketing, brand and other fees	161	81	280	134
Financing revenue	64	37	128	74
Real estate sales and financing segment revenues	586	194	1,038	317
Cost of VOI sales	(65)	(21)	(105)	(24)
Sales and marketing expense, net	(284)	(116)	(527)	(198)
Financing expense	(22)	(11)	(41)	(24)
Marketing package stays	(8)	(5)	(15)	(8)
Share-based compensation	3	2	6	4
Other adjustment items	8	2	15	5
Real estate sales and financing segment adjusted EBITDA	$218	$45	$371	$72
Real estate sales and financing segment adjusted EBITDA profit margin	37.2%	23.2%	35.7%	22.7%

HILTON GRAND VACATIONS INC.
RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Resort and club management revenues	$124	$48	$249	$93
Rental and ancillary services	171	54	307	86
Marketing package stays	8	5	15	8
Resort and club management segment revenue	303	107	571	187
Resort and club management expenses	(37)	(11)	(73)	(19)
Rental and ancillary services expenses	(150)	(36)	(282)	(67)
Share-based compensation	2	2	3	2
Other adjustment items	1	(1)	1	—
Resort and club segment adjusted EBITDA	$119	$61	$220	$103
Resort and club management segment adjusted EBITDA profit margin	39.3%	57.0%	38.5%	55.1%